Exhibit 23.1

[ARTHUR ANDERSEN LETTERHEAD]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 30, 2001 included in Taser International Inc.'s Form SB-2 (Registration Statement File No. 333-55658) for the year ended December 31, 2000, made a part of this registration statement.

/s/ Arthur Andersen LLP

Phoenix, Arizona
July 10, 2001